                                                                    ARTICLE 3.73

                            ARTICLES OF INCORPORATION

                                       OF

                     SYNAGRO OF FLORIDA - DAVIS WATER, INC.


         We, the undersigned subscribers to these Articles of Incorporation, each a natural person competent to contract, do hereby associate ourselves together to form a Corporation. for profit under the laws of the State of Florida.

                                    ARTICLE I

         The name of the Corporation is: SYNAGRO OF FLORIDA - DAVIS WATER, INC.

                                   ARTICLE II

         The general character of the business to be transacted by the Corporation is:

         To engage in any activity or business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE III

         The maximum number of shares of stock that this Corporation is authorized to have outstanding at any time is Five Thousand (5,000) shares of common stock, each set share having the par value of one Dollar ($1.00).

                                   ARTICLE IV

         The amount of capital with which this Corporation shall begin business is Five Hundred Dollars ($500.00).

                                    ARTICLE V

         This Corporation shall have perpetual existence.

                                   ARTICLE VI

         Cumulative voting of the shares is expressly prohibited. No shareholder or other person shall have any preemptive right whatsoever.

                                   ARTICLE VII

         The initial street address of the principal registered office of this Corporation is to be at 3514 Duck Avenue, Key West, Florida. The initial registered agent of the Corporation shall be Joseph H. Davis, at 3514 Duck Avenue, Key West, Florida. The Board of Directors may from time to time designate such other post office address and place for the principal office of this Corporation as it may see fit.

                                  ARTICLE VIII

         The number of Directors of this Corporation shall be as provided in the By-laws, but shall not be less than two in number or no more than five, and shall be two in number until otherwise fixed or changed by the By-laws.

                                   ARTICLE IX

         The names and street addresses of the first Board of Directors, who, subject to the provisions of the Articles of Incorporation, the By-laws of this Corporation, and the laws of Florida, shall hold office for the first year of the Corporation's existence or until their successors are elected and have qualified are as follows:


         NAME                                      ADDRESS
         ----                                      -------
         Joseph H. Davis                           3514 Duck Avenue
         President & Director                      Key West, Florida 33040

         Mark A. Burkemper                         1107 Olivia Street
         Secretary, Treasurer & Director           Key West, Florida 33040


                                    ARTICLE X

         The name and street address of each subscriber to these Articles of Incorporation are as follows:


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





         NAME AND ADDRESS                SHARES   CONSIDERATION
         ----------------                ------   -------------
         Joseph H. Davis                    250   $250.00
         3514 Duck Avenue
         Key West, FL 33040

         Mark A. Burkemper                  250   $250.00
         1107 Olivia Street
         Key West, FL 33040


         These Articles of incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the Stockholders, and approved at a Stockholders' meeting by a majority of the stock entitled to vote thereon, unless all of the Directors and all of the Stockholders sign a written statement. manifesting their intention that a certain amendment of these Articles of Incorporation be made.

                                   ARTICLE XI

         No director of the Corporation shall be liable to the Corporation or any other person for any statement, vote, decision, or failure to act, regarding Corporation management or policy, by a director, unless: (a) the director breached or failed to perform his or her duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of Section 607.0834 are applicable; (iv) in a proceeding by or in the right of the Corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with


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


malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. If the Florida Business Corporation Act or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act or other applicable law, as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification."

         IN WITNESS WHEREOF, we, the undersigned, being each of the original subscribers to the capital stock hereinbefore named, have hereunto set our hands and seals this 12th day of July, 1982, for the purpose of forming this Corporation to do business both within and without the State of Florida, and in pursuance with the Corporation Laws of the State of Florida, do make and file in the Office of the Secretary of State of the State of Florida, these Articles of Incorporation, and certify that the facts herein stated are true and correct. Signed, Sealed a Delivered in the Presence of:

[Witness]                                    /s/  Joseph H. Davis
-------------------------------              -----------------------
                                             JOSEPH H. DAVIS
[Witness]
------------------------------


[Witness]                                    /s/  Mark A. Burkemper
------------------------------               -----------------------
                                             MARK A. BURKEMPER
[Witness]

STATE OF FLORIDA

COUNTY OF MONROE

         BEFORE ME, personally appeared JOSEPH H. DAVIS and MARY. A. BURKEMPER, to me well known and known to me to be the individuals described in and who execute the foregoing Articles of Incorporation, and they acknowledged before me that they executed the same for the purpose therein expressed.

         WITNESS my hand and official seal in the County and State above named this 12th day of July, 1982.

                                        /s/ Notary Public
                                        --------------------------------
                                        Notary Public - State of Florida

                                        My Commission Expires:  10/09/84



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


                          STATEMENT OF REGISTERED AGENT


         In pursuance of Chapter 48.091, Florida Statutes, the following is submitted:

         That DAVIS WATER ANALYSIS, INC., desiring to organize under the laws of the State of Florida, with its principal office as indicated in the Articles of Incorporation, at Key West, Monroe County, Florida has named Joseph H. Davis, located at 3514 Duck Avenue, Key West, Monroe County, Florida, as its agent to accept service of process for the above stated Corporation, at the place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.


                                        /s/ Joseph H. Davis
                                        --------------------
                                        JOSEPH H. DAVIS



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